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                    EXHIBIT 99

              SIXTH MODIFICATION OF CREDIT AGREEMENT


     THIS SIXTH MODIFICATION OF CREDIT AGREEMENT (the
"Modification") is entered into as of the 30th day of November, 1996 by and between DYCOM INDUSTRIES INC., a Florida corporation
("Borrower") and FIRST UNION NATIONAL BANK OF FLORIDA, a National
Banking Association ("Lender").


                       W I T N E S S E T H:


     WHEREAS, Borrower and Lender entered into a certain Credit Agreement dated as of April 28, 1993, which was amended by First Modification dated December 13, 1993 and by Second Modification dated April 7, 1994 and by Third Modification dated November 30, 1994, and by Fourth Modification dated July 31, 1995, and by Fifth Modification dated November 30, 1995 (as amended, the "Credit Agreement"); and

     WHEREAS, Borrower has requested that Lender amend the Credit
Agreement to (i) extend and modify the Standby Letter of Credit
Facility referenced in Section 4; and (ii) extend and modify the Equipment Acquisition Facility referenced in Section 5;

     WHEREAS, Lender is willing to amend the Credit Agreement as more particularly set forth herein.

     NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties do hereby modify the Credit Agreement, as follows:

     1. Standby Letter of Credit Facility. The expiration date of the Standby Letter of Credit Facility referenced in Section 4 of the Credit Agreement is hereby extended to February 28, 1997. Accordingly, Section 4.01 of the Credit Agreement as previously modified is modified by inserting therein the date "February 28, 1997." Sections 4.02 and 4.06 of the Credit Agreement as previously modified are amended by inserting therein the date of "February 28, 1997."















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     2.   Equipment Acquisition Facility.

          (a) Expiration. The expiration date of the Equipment Acquisition Facility referenced in Section 5 of the Credit Agreement as previously modified is hereby extended to February 28, 1997. Accordingly, paragraph 5.01 of the Credit Agreement as previously modified is amended to insert the date "February 28, 1997."

          (b) Term. The maximum term of any Equipment Acquisition Advance is four years or February 28, 2001, whichever occurs first. The principal of each Equipment Acquisition Advance shall be payable in equal quarterly installments with the Borrower selecting a term of either one, two, three or four years from the date of the Advance, provided that in any event the final quarterly payment cannot be due later than February 28, 2001. Accrued interest shall be payable quarterly as specified in Section 5 of the Credit Agreement.

     3. Except as expressly modified herein, the Credit Agreement as previously amended is hereby reaffirmed in its entirety.


                              DYCOM INDUSTRIES INC.

                              By:  /s/ Thomas R. Pledger
                              _________________________________
                              Its: Chairman and CEO


                             Agreed:

                              FIRST UNION NATIONAL BANK
                              OF FLORIDA


                              By: /s/ Robert D. Bridges
                              __________________________________
                              Its: Sr. Vice President


























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         CONSENT BY GUARANTORS


     THIS CONSENT BY GUARANTORS is executed as of the 30th day of November, 1996 by the following corporations:


          a. Advance Leasing of Guilford, Inc., a Florida corporation
          b.   Ansco & Associates, Inc., a Florida corporation
          c.   Coastal Plains, Inc., a Georgia corporation
          d.   Fiber Cable, Inc., a Delaware corporation
          e. Globe Communications, Inc., a North Carolina corporation
          f.   Ivy H. Smith Company, a Florida corporation
          g. Kohler Construction Company, Inc., a Florida corporation
          h. Prime Utility Contractors, Inc., an Alabama corporation
          i. Signal Construction Company, Inc., a Florida corporation
          j. Southeastern Electric Construction, Inc., a Florida corporation
          k.   Star Construction, Inc., a Tennessee corporation
          l.   S.T.S., Inc., a Florida corporation
          m.   TESINC, Inc., an Arizona corporation

(collectively the "Guarantors"), in favor of FIRST UNION NATIONAL
BANK OF FLORIDA (the "Lender").


                       W I T N E S S E T H:


     WHEREAS, as of April 28, 1993, the Guarantors executed Guaranty Agreements in favor of Lender pertaining to the Credit Agreement and the Loan Documents referenced therein executed by Dycom Industries Inc., a Florida corporation ("Borrower") and Lender; and

     WHEREAS, the Credit Agreement was modified by First Amendment dated December 13, 1993, Second Amendment dated April 7, 1994, Third Amendment dated November 30, l994, Fourth Modification dated July 31, 1995, and Fifth Amendment dated November 30, 1995; and

     WHEREAS, Borrower has requested that Lender execute and deliver a Sixth Modification of Credit Agreement; and

     WHEREAS, as a pre-condition to executing the Sixth
Modification of Credit Agreement, Lender has required that the Guarantors consent to the Sixth Modification of Credit Agreement;
and













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     WHEREAS, it is to the benefit of Guarantors that Lender
consent and execute the Sixth Modification of Credit Agreement.

     NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the Guarantors hereby agree as follows:

     1. The Guarantors do hereby consent and agree to the terms and conditions of the Sixth Modification of Credit Agreement, a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein. Guarantors agree that the Guaranty Agreements previously executed by Guarantors shall remain in full force and effect and shall apply to all advances under the Sixth Modification of Credit Agreement.

     2.   Guarantors do hereby reaffirm in full their respective
Guaranties.

     IN WITNESS WHEREOF, this document has been duly executed as of the day and year first set forth above.



                                Advance Leasing of Guilford, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Ansco & Associates, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Coastal Plains, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Fiber Cable, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President












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                                Globe Communications, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Ivy H. Smith Company


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Kohler Construction Company, Inc.


                               By: /s/ Thomas R. Pleder
                               _______________________________
                                Its:Vice President


                                Prime Utility Contractors, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Signal Construction Company, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Southeastern Electric Construction,
                                Inc.

                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President


                                Star Construction, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President











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                                S.T.S., Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President

                                TESINC, Inc.


                                By: /s/ Thomas R. Pleder
                                _______________________________
                                Its:Vice President